As filed with the Securities and Exchange Commission on May 3, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2962
(Address of Principal Executive Offices)	(Zip Code)

Whirlpool Corporation 2010 Omnibus Stock and Incentive Plan

(Full title of the plan)

Robert J. LaForest, Esq.

Corporate Secretary and Group Counsel

Whirlpool Corporation

Mail Drop 2200, 2000 North M-63

Benton Harbor, Michigan 49022-2962

(269) 923-5355

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	4,397,431 shares	$108.035(2)	$475,076,458(2)	$33,872.95(2)

(1)	Estimated number of shares of Common Stock issuable during the next five years of operation of the Plan. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plan to prevent dilution resulting from one or more stock splits, stock dividends, mergers and other capital changes.
(2)	Estimated pursuant to Rule 457(c) and 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for shares of the registrant’s common stock as reported on the New York Stock Exchange on April 28, 2010. In addition, pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee required in connection with this Registration Statement by $2,332.69 previously paid by the registrant in connection with the registration of 4,000,000 shares of Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-143372) filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2007 and 300,000 shares of Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-125260) filed with the SEC on May 26, 2005; which in each case have not been issued. Accordingly, the filing fee wired to the SEC in connection with this Registration Statement is $31,540.26.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Item 1 of Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents delivered to participants in the plan covered by this registration statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant (Commission File No. 1-3922) with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this registration statement by reference:

(a) The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(b) The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(c) the registrant’s Current Reports on Form 8-K, filed on February 19, 2010 and April 26, 2010; and

(d) The description of the registrant’s common stock contained in the registrant’s Current Report on Form 8-K filed on April 23, 2009, including any amendments or reports filed for the purpose of updating such descriptions.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Robert J. LaForest, Esq., who has rendered an opinion as to the validity of the common stock being registered by this registration statement, is an officer of the registrant and holds restricted stock equivalents and options to purchase shares of the registrant’s common stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits the registrant’s board of directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of the registrant, or serving or having served, at the request of the registrant, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article Sixth of the registrant’s restated certificate of incorporation provides for indemnification of its directors, officers, employees, and other agents to the fullest extent permitted by law.

As permitted by sections 102 and 145 of the Delaware General Corporation Law, the registrant’s restated certificate of incorporation eliminates the liability of a director of the registrant for monetary damages to Whirlpool and its stockholders arising from a breach or alleged breach of a director’s fiduciary duty except for liability for any breach of the director’s duty of loyalty to the registrant or its stockholders, liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under section 174 of the Delaware General Corporation Law, or liability for any transaction from which the director derived an improper personal benefit.

In addition, the registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed as part of this registration statement are listed on the Exhibit Index that follows the signature page of this registration statement.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(e) of the Securities Act of 1933;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on May 3, 2010.

WHIRLPOOL CORPORATION

By:	/s/ Daniel F. Hopp
Daniel F. Hopp
Senior Vice President, Corporate Affairs, General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 3, 2010.

Signature	Title

Jeff M. Fettig*	Director, Chairman of the Board
Jeff M. Fettig	and Chief Executive Officer (Principal Executive Officer)

Michael A. Todman*	Director and President, Whirlpool
Michael A. Todman	International

Roy W. Templin*	Executive Vice President and
Roy W. Templin	Chief Financial Officer
(Principal Financial Officer)

Anthony B. Petitt*	Vice President and Controller
Anthony B. Petitt	(Principal Accounting Officer)

Herman Cain*	Director
Herman Cain

Gary T. DiCamillo*	Director
Gary T. DiCamillo

Kathleen J. Hempel*	Director
Kathleen J. Hempel

Michael F. Johnston*	Director
Michael F. Johnston

William T. Kerr*	Director
William T. Kerr

Miles L. Marsh*	Director
Miles L. Marsh

William D. Perez*	Director
William D. Perez

Paul G. Stern*	Director
Paul G. Stern

Janice D. Stoney*	Director
Janice D. Stoney

Michael D. White*	Director
Michael D. White

*By:	/s/ Daniel F. Hopp
As Attorney-in-Fact

Whirlpool Corporation

EXHIBIT INDEX

to

Form S-8 Registration Statement

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Whirlpool Corporation (amended and restated as of April 22, 2009) (incorporated by reference from Exhibit 3.1 to the registrant’s Form 8-K filed on April 23, 2009)

4.2	By-laws of Whirlpool Corporation (amended and restated as of April 21, 2009) (incorporated by reference from Exhibit 3.2 to the registrant’s Form 8-K filed on April 23, 2009)

5.1	Opinion of Robert J. LaForest, Esq.

10.1	Whirlpool Corporation 2010 Omnibus Stock and Incentive Plan (incorporated by reference from Exhibit 10.1 to the registrant’s Form 8-K filed on April 26, 2010)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Whirlpool Corporation

23.2	Consent of Robert J. LaForest, Esq. (contained in Exhibit 5.1)

24.1	Power of Attorney